Investors: David Gennarelli, 415-507-6033
david.gennarelli@autodesk.com

Press:    Noah Cole, 415-580-3535
noah.cole@autodesk.com

AUTODESK FIRST QUARTER RESULTS DRIVEN BY STRONG SUBSCRIPTION ADDITIONS

SAN RAFAEL, Calif., MAY 19, 2016-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the first quarter of fiscal 2017.

First Quarter Fiscal 2017

•
Total subscriptions increased 132,000 from the fourth quarter of fiscal 2016 to 2.71 million at the end of the first quarter. New model subscriptions increased 140,000 from the fourth quarter of fiscal 2016 to 567,000.

•
Total annualized recurring revenue (ARR) was $1.44 billion, an increase of 9 percent compared to the first quarter last year as reported, and 12 percent on a constant currency basis. New model ARR was $308 million and increased 71 percent compared to the first quarter last year as reported, and 76 percent on a constant currency basis.

•	Deferred revenue increased 32 percent to $1.52 billion, compared to $1.15 billion in the first quarter last year.

•
Revenue was $512 million, a decrease of 21 percent compared to the first quarter last year as reported, and 17 percent on a constant currency basis. During Autodesk's business model transition, revenue is negatively impacted as more revenue is recognized ratably rather than up front and as new offerings generally have a lower initial purchase price.

•
Total GAAP spend (cost of revenue plus operating expenses) was $667 million, an increase of 7 percent compared to the first quarter last year. A charge of $52 million for a previously announced restructuring was recorded in the first quarter of fiscal 2017.

•	Total non-GAAP spend was $539 million, a decrease of 2 percent compared to the first quarter last year. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted net loss per share was $(0.77). GAAP diluted net income per share was $0.08 in the first quarter last year.

•	Non-GAAP diluted net loss per share was $(0.10), compared to non-GAAP diluted net income per share of $0.30 in the first quarter last year.

"We had a strong first quarter, which builds on last quarter's momentum and is a great start to the fiscal year," said Carl Bass, Autodesk president and CEO. "Our customers and partners continue to embrace Autodesk’s transitions to a subscription-based business model and cloud-based software. We continue to diligently control our costs while investing in the transition. We're striking a healthy balance in achieving both our short term and long term goals"

First Quarter Operational Overview

"Our first quarter results demonstrate the success we are having with our business model transition," said Scott Herren, Autodesk Chief Financial Officer. "In addition to terrific subscription growth for the quarter, we experienced strong growth in new model ARR and deferred revenue. Revenue decreased, as expected, while recurring revenue jumped significantly to 70 percent of total revenue."

Total subscriptions were 2.71 million, a net increase of 132,000 from the fourth quarter of fiscal 2016. Under which, new model subscriptions (product (formerly titled Desktop), enterprise flexible license, and cloud subscription) were 567,000, a net increase of 140,000. The increase in new model subscriptions was led by product subscription. Maintenance subscriptions were 2.14 million, a net decrease of 8,000 from the fourth quarter of fiscal 2016.

Total ARR for the first quarter increased 9 percent to $1.44 billion compared to the first quarter last year as reported, and 12 percent on a constant currency basis. New model ARR was $308 million and increased 71 percent compared to the first quarter last year as reported, and 76 percent on a constant currency basis.
Maintenance ARR was $1.13 billion and decreased 1 percent compared to the first quarter last year as reported, and increased 2 percent on a constant currency basis. Total recurring revenue in the first quarter was 70 percent of total revenue compared to 51 percent of total revenue in the first quarter last year.

As a reminder, during the business model transition, revenue has been and will be negatively impacted as more revenue is recognized ratably rather than up front and as new product offerings generally have a lower initial purchase price. As part of the business model transition, Autodesk discontinued new perpetual license sales for most individual products at the end of the fourth quarter of fiscal 2016.

Revenue in the Americas was $218 million, a decrease of 11 percent compared to the first quarter last year as reported, and 10 percent on a constant currency basis. EMEA revenue was $203 million, a decrease of 17 percent compared to the first quarter last year as reported, and 11 percent on a constant currency basis. Revenue in APAC was $92 million, a decrease of 42 percent compared to the first quarter last year as reported, and 39 percent on a constant currency basis.

Revenue from our Architecture, Engineering and Construction (AEC) business segment was $219 million, a decrease of 8 percent compared to the first quarter last year. Revenue from our Manufacturing business segment was $158 million, a decrease of 14 percent compared to the first quarter last year. Revenue from our Platform Solutions and Emerging Business (PSEB) segment was $100 million, a decrease of 46 percent compared to the first quarter last year. Revenue from our Media and Entertainment (M&E) business segment was $35 million, a decrease of 12 percent compared to the first quarter last year.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below under "Safe Harbor." Autodesk's business outlook for the second quarter and full year fiscal 2017 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment. A reconciliation between the fiscal 2017 GAAP and non-GAAP estimates is provided below or in the tables following this press release.

Second Quarter Fiscal 2017

Q2 FY17 Guidance Metrics	Q2 FY17 (ending July 31, 2016)
Revenue (in millions)	$500 - $520
EPS GAAP	($0.73) - ($0.63)
EPS non-GAAP (1)	($0.18) - ($0.11)
_______________
(1) Non-GAAP earnings per diluted share exclude $0.26 related to stock-based compensation expense, between $0.12 and $0.09 related to GAAP-only tax charges, $0.09 related to restructuring charges and other facility exit costs, and $0.08 for the amortization of acquisition related intangibles.

Full Year Fiscal 2017

FY17 Guidance Metrics	FY17 (ending January 31, 2017)
Revenue (in millions) (1)	$1,950 - $2,050
GAAP spend growth (cost of revenue plus operating expenses)	3% - 4%
Non-GAAP spend growth (cost of revenue plus operating expenses) (2)	(1%) - flat
EPS GAAP	($3.25) - ($2.87)
EPS non-GAAP (3)	($0.95) - ($0.70)
Net subscription additions	475,000 - 525,000
_______________
(1) Excluding the impact of foreign currency rates and hedge gains/losses revenue guidance would be $1,995 - $2,095 million.
(2) Non-GAAP spend excludes $229 million related to stock-based compensation expense, $88 million related to restructuring charges and other facility exit costs, and $66 million for the amortization of acquisition-related intangibles.
(3) Non-GAAP earnings per diluted share excludes $1.02 related to stock-based compensation expense, between $0.59 and $0.46 of GAAP-only tax charges, $0.39 related to restructuring charges and other facility exit costs, and $0.30 for the amortization of acquisition-related intangibles.

The second quarter and full year fiscal 2017 outlook assume a projected annual effective tax rate of (11) percent and 26 percent for GAAP and non-GAAP results, respectively. Assumptions for the annual effective tax rate are regularly evaluated and may be change based changes in the projected geographic mix of earnings. At this stage of the business model transition, small shifts in geographic profitability significantly impact the effective tax rate.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

A replay of the broadcast will be available at 7:00 p.m. ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Glossary of Terms

Annualized Recurring Revenue (ARR): Represents the annualized value of our average monthly recurring revenue for the preceding three months. "Maintenance plan ARR" captures ARR relating to traditional maintenance attached to perpetual licenses. "New Model ARR" captures ARR relating to new model subscription offerings. Recurring revenue acquired with the acquisition of a business may cause variability in the comparison of this calculation.

ARR is currently our key performance metric to assess the health and trajectory of our business. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is not intended to be combined with any of these items.

Constant Currency (CC) Growth Rates: We attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates as well as eliminating hedge gains or losses recorded within the current and comparative periods. Our constant currency methodology removes all hedging gains and losses from the calculation and applies a constant exchange rate across periods.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements about our short-term and long-term goals, statements regarding the impacts and results of our business model transition, expectations regarding the transition of product offerings to subscription and acceptance by our customers and partners of subscriptions, statements regarding the impact of our restructuring activities, and other statements regarding our strategies, market and product positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to achieve our revenue and profitability objectives; failure to successfully manage transitions to new business models and markets, including the introduction of additional ratable revenue streams and our continuing efforts to attract customers to our cloud-based offerings and expenses related to the transition of our business model; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to control our expenses; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the fiscal year ended January 31, 2016, which is on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk helps people imagine, design and create a better world. Everyone--from design professionals, engineers and architects to digital artists, students and hobbyists--uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2016 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended April 30,
	2016	2015
	(Unaudited)
Net revenue:
Subscription	$326.0	$319.8
License and other	185.9	326.7
Total net revenue	511.9	646.5
Cost of revenue:
Cost of subscription revenue	39.7	38.7
Cost of license and other revenue	52.8	53.1
Total cost of revenue	92.5	91.8
Gross profit	419.4	554.7
Operating expenses:
Marketing and sales	242.9	253.9
Research and development	195.5	194.5
General and administrative	75.8	75.9
Amortization of purchased intangibles	7.9	8.9
Restructuring charges and other facility exit costs, net	52.3	—
Total operating expenses	574.4	533.2
(Loss) income from operations	(155.0)	21.5
Interest and other (expense) income, net	(3.6)	0.3
(Loss) income before income taxes	(158.6)	21.8
Provision for income taxes	(14.4)	(2.7)
Net (loss) income	$(173.0)	$19.1
Basic net (loss) income per share	$(0.77)	$0.08
Diluted net (loss) income per share	$(0.77)	$0.08
Weighted average shares used in computing basic net (loss) income per share	224.4	227.2
Weighted average shares used in computing diluted net (loss) income per share	224.4	231.7

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30, 2016	January 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,223.4	$1,353.0
Marketable securities	1,043.9	897.9
Accounts receivable, net	256.4	653.6
Prepaid expenses and other current assets	105.3	88.6
Total current assets	2,629.0	2,993.1
Marketable securities	538.9	532.3
Computer equipment, software, furniture and leasehold improvements, net	174.9	169.3
Developed technologies, net	70.0	70.8
Goodwill	1,580.5	1,535.0
Deferred income taxes, net	9.8	9.2
Other assets	202.5	205.6
Total assets	$5,205.6	$5,515.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107.2	$119.9
Accrued compensation	132.8	243.3
Accrued income taxes	25.1	29.4
Deferred revenue	1,091.8	1,068.9
Other accrued liabilities	117.6	129.5
Total current liabilities	1,474.5	1,591.0
Long term deferred revenue	431.9	450.3
Long term income taxes payable	153.8	161.4
Long term deferred income taxes	78.1	67.7
Long term notes payable, net	1,488.4	1,487.7
Other liabilities	143.0	137.6
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,865.6	1,821.5
Accumulated other comprehensive loss	(121.5)	(121.1)
Retained earnings	(308.2)	(80.8)
Total stockholders’ equity	1,435.9	1,619.6
Total liabilities and stockholders' equity	$5,205.6	$5,515.3

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended April 30,
	2016	2015
	(Unaudited)
Operating activities:
Net (loss) income	$(173.0)	$19.1
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	37.4	37.8
Stock-based compensation expense	56.9	50.2
Deferred income taxes	6.2	(5.3)
Restructuring charges and other facility exit costs, net	52.3	—
Other operating activities	8.3	(3.5)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	397.4	143.1
Prepaid expenses and other current assets	(14.9)	(22.4)
Accounts payable and accrued liabilities	(197.2)	(110.8)
Deferred revenue	4.1	(3.4)
Accrued income taxes	(13.1)	(18.3)
Net cash provided by operating activities	164.4	86.5
Investing activities:
Purchases of marketable securities	(577.5)	(485.2)
Sales of marketable securities	107.6	97.5
Maturities of marketable securities	322.6	192.4
Capital expenditures	(22.3)	(12.5)
Acquisitions, net of cash acquired	(59.6)	(34.5)
Other investing activities	(1.0)	(10.6)
Net cash (used in) investing activities	(230.2)	(252.9)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	51.2	57.2
Taxes paid related to net share settlement of equity awards	(18.3)	(23.1)
Repurchase and retirement of common stock	(100.1)	(95.4)
Net cash (used in) financing activities	(67.2)	(61.3)
Effect of exchange rate changes on cash and cash equivalents	3.4	(0.2)
Net (decrease) in cash and cash equivalents	(129.6)	(227.9)
Cash and cash equivalents at beginning of the period	1,353.0	1,410.6
Cash and cash equivalents at end of the period	$1,223.4	$1,182.7

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, and non-GAAP diluted shares used in per share calculation. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges and other facility exit costs, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended April 30,
	2016	2015
	(Unaudited)

GAAP cost of subscription revenue	$39.7	$38.7
Stock-based compensation expense	(1.7)	(1.4)
Amortization of developed technology	(0.3)	(1.1)
Non-GAAP cost of subscription revenue	$37.7	$36.2

GAAP cost of license and other revenue	$52.8	$53.1
Stock-based compensation expense	(1.8)	(1.5)
Amortization of developed technology	(10.6)	(12.4)
Non-GAAP cost of license and other revenue	$40.4	$39.2

GAAP gross profit	$419.4	$554.7
Stock-based compensation expense	3.5	2.9
Amortization of developed technology	10.9	13.5
Non-GAAP gross profit	$433.8	$571.1

GAAP marketing and sales	$242.9	$253.9
Stock-based compensation expense	(23.6)	(21.7)
Non-GAAP marketing and sales	$219.3	$232.2

GAAP research and development	$195.5	$194.5
Stock-based compensation expense	(20.9)	(17.6)
Non-GAAP research and development	$174.6	$176.9

GAAP general and administrative	$75.8	$75.9
Stock-based compensation expense	(8.9)	(8.0)
Non-GAAP general and administrative	$66.9	$67.9

GAAP amortization of purchased intangibles	$7.9	$8.9
Amortization of purchased intangibles	(7.9)	(8.9)
Non-GAAP amortization of purchased intangibles	$—	$—

GAAP restructuring charges and other facility exit costs, net	$52.3	$—
Restructuring charges and other facility exit costs, net	(52.3)	—
Non-GAAP restructuring charges and other facility exit costs, net	$—	$—

GAAP operating expenses	$574.4	$533.2
Stock-based compensation expense	(53.4)	(47.3)
Amortization of purchased intangibles	(7.9)	(8.9)
Restructuring charges and other facility exit costs, net	(52.3)	—
Non-GAAP operating expenses	$460.8	$477.0

GAAP (loss) income from operations	$(155.0)	$21.5
Stock-based compensation expense	56.9	50.2
Amortization of developed technology	10.9	13.5
Amortization of purchased intangibles	7.9	8.9
Restructuring charges and other facility exit costs, net	52.3	—
Non-GAAP (loss) income from operations	$(27.0)	$94.1

GAAP interest and other (expense) income, net	$(3.6)	$0.3
(Gain) on strategic investments	(0.5)	(1.0)
Non-GAAP interest and other (expense), net	$(4.1)	$(0.7)

GAAP (provision) for income taxes	$(14.4)	$(2.7)
Discrete GAAP tax (provision) items	(1.9)	(3.1)
Income tax effect of non-GAAP adjustments	24.4	(18.5)
Non-GAAP benefit (provision) for income tax	$8.1	$(24.3)

GAAP net (loss) income	$(173.0)	$19.1
Stock-based compensation expense	56.9	50.2
Amortization of developed technology	10.9	13.5
Amortization of purchased intangibles	7.9	8.9
Restructuring charges and other facility exit costs, net	52.3	—
(Gain) on strategic investments	(0.5)	(1.0)
Discrete GAAP tax benefit (provision) items	(1.9)	(3.1)
Income tax effect of non-GAAP adjustments	24.4	(18.5)
Non-GAAP net (loss) income	$(23.0)	$69.1

GAAP diluted net (loss) income per share	$(0.77)	$0.08

Stock-based compensation expense	0.25	0.21
Amortization of developed technology	0.05	0.06
Amortization of purchased intangibles	0.04	0.04
Restructuring charges and other facility exit costs, net	0.23	—
(Gain) on strategic investments	—	—
Discrete GAAP tax (provision) items	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	0.11	(0.08)
Non-GAAP diluted net (loss) income per share	$(0.10)	$0.30

GAAP diluted shares used in per share calculation	224.4	231.7
Shares included in non-GAAP net income per share, but excluded from GAAP net loss per share as they would have been anti-dilutive	—	—
Non-GAAP diluted weighted average shares used in per share calculation	224.4	231.7